UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2012

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000
Greenwood Village, CO 80111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 303-628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure.

Ascent Capital Group, Inc. (“Ascent”) is furnishing herewith certain historical financial information regarding the operations of its wholly owned subsidiary, Monitronics International, Inc., in response to requests made, from time to time, by the investors of Ascent. By furnishing this information, Ascent is not undertaking to update this disclosure periodically or at all, and no assurance can be given that Ascent will choose to provide any such update in the future.

The information in this report, including Exhibit 99.1 hereto, is being furnished to the SEC in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Select Financial Information Regarding Monitronics International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2012

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
Name:	William E. Niles
Title:	Executive Vice President, General Counsel and Secretary